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                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Asta Funding, Inc. (the "Company") on Form 10-K, as amended, for the year ending September 30, 2005,as filed with the Securities and Exchange Commission (the "Report"), I, Gary Stern, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

           (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: January 20, 2006


/s/ Gary Stern
-------------------------------------
Gary Stern
President and Chief Executive Officer


This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the 10-K/A as a separate disclosure statement.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff per request.